EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Nick Hughes
(312) 445-2870
Email: CAS@alpha-ir.com
Traded: NYSE (CAS)

FOR IMMEDIATE RELEASE
FEBRUARY 1, 2016

A.M. Castle & Co. Announces Satisfaction of the Minimum Participation Condition and Extension of Deadline for Receipt of Consent Payment for Its Senior Secured Note Exchange Offer
OAK BROOK, IL, February 1st - A.M. Castle & Co. (NYSE:CAS) (the “Company” or “Castle”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, announced today that the minimum participation condition has been satisfied in the Company’s previously announced, private exchange offer and consent solicitation to certain eligible holders (the “Exchange Offer”) relating to the exchange of new 12.75% Senior Secured Notes due 2018 (the “New Notes”) for the Company’s outstanding 12.75% Senior Secured Notes due 2016 (the “Existing Notes”). According to D.F. King & Co., Inc., the exchange agent for the Exchange Offer, as of 5:00 p.m. New York City time, Friday, January 29, 2016, the early tender date and withdrawal deadline (the “Early Tender Date”), holders of $122,193,000 aggregate principal amount (or 66.96%) of the $182,500,000 aggregate principal amount of Existing Notes eligible to participate in the consent solicitation portion of the Exchange Offer have validly tendered and not withdrawn consents with respect to certain amendments (the “Amendments”) to the indenture governing the Existing Notes (the “Existing Indenture”).
An additional $27,500,000 aggregate principal amount of Existing Notes presently owned by an affiliate of the Company, which were excluded from the calculation of the results of the consent solicitation, have also been validly tendered and not withdrawn in the Exchange Offer. In total, holders of an aggregate of 70.42% of the outstanding Existing Notes have validly tendered and not withdrawn their Existing Notes as of the Early Tender Date. The Company has accepted for exchange all of the Existing Notes that were validly tendered in the Exchange Offer as of the Early Tender Date and expects to pay the Total Exchange Consideration (as defined in the confidential offering memorandum and consent solicitation statement dated January 15, 2016 (the “Confidential Offering Memorandum”)) with respect to such Existing Notes on or about February 8, 2016 (the “Early Settlement Date”). Holders of Existing Notes may no longer validly withdraw tenders of Existing Notes.
As a result of the Company receiving consents in excess of the 66 2/3% of the outstanding Existing Notes eligible to participate in the consent solicitation that were required to approve the Amendments, the Company expects to promptly execute and deliver a supplemental indenture that gives effect to the Amendments and will become operative upon the Early Settlement Date. The Amendments provide for, among other things, elimination of substantially all restrictive covenants and certain events of default in the Existing Indenture and release of all the collateral securing the Existing Notes.

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President and CEO Steve Scheinkman commented, “We are pleased with the results of the Exchange Offer to date and the strong support of our refinancing plans evidenced by the noteholders electing to participate as of the Early Tender Date. To ensure the fullest participation in the Exchange Offer, we have decided to extend the deadline for noteholders to receive the consent payment in connection with the Exchange Offer to February 2, 2016.”
Scheinkman continued, “We believe completion of the Exchange Offer will help us build on the momentum our operational restructuring progress has produced to date. With the implementation of our operational restructuring plan during the fourth quarter, our liquidity improved with the benefit of planned inventory reductions and assets sales. We believe that the Exchange Offer, when coupled with our previously-announced plan to exchange our convertible notes in a transaction that will immediately de-lever our balance sheet by up to $17.25 million, and further reductions in our indebtedness through the previously announced planned strategic sales of our Total Plastics, Inc. subsidiary, as well as certain underperforming assets relating to the energy sector, is a significant step in our comprehensive refinancing plan.”
The Company also announced today that it has elected to extend the deadline for eligible holders of Existing Notes to receive the consent payment in connection with the Exchange Offer, and participate in the early settlement, until 5:00 p.m., New York City time, on February 2, 2016 (the “Additional Consent Deadline”). The withdrawal deadline of the Exchange Offer has not been extended. Holders who validly tender and do not validly withdraw Existing Notes and deliver a valid consent on or prior to the Additional Consent Deadline, unless further extended, are now entitled to receive the Total Exchange Consideration. Holders of Existing Notes validly tendered and not withdrawn prior to the Additional Consent Deadline will receive the Total Exchange Consideration on the Early Settlement Date. In addition, the Company has extended the deadline for noteholders who are ineligible to participate in the Exchange Offer to receive the consent payment in connection with the separate consent solicitation to the same Additional Consent Deadline. Holders who validly deliver a consent prior to the Additional Consent Deadline will receive the consent payment on the Early Settlement Date.
In furtherance of the Exchange Offer, the Company also announced that it has now entered into additional Transaction Support Agreements (the “Support Agreements”) such that holders of $142,510,000 aggregate principal amount of its Existing Notes and $51,600,000 aggregate principal amount, or 89.74%, of its 7.00% Convertible Senior Notes due 2017 (collectively, the “Supporting Holders”), are now party to Support Agreements. As previously disclosed, the Support Agreements provide for the terms of certain transactions to refinance the Company’s outstanding public debt, including participation in the Exchange Offer.
The Company also announced that it has agreed to amend the Support Agreements to add a covenant to the indenture governing the New Notes for the benefit of holders of the New Notes that prohibits the Company, following consummation of the Exchange Offer and the issuance of the New Notes, from repaying or prepaying any remaining Existing Notes using more than $10.0 million of borrowings under its senior credit facility or any indebtedness that is secured by a lien that ranks higher in priority than the liens securing the New Notes and the guarantees thereof.
Except to the extent amended by this press release, the complete terms and conditions of the Exchange Offer are set forth in the Confidential Offering Memorandum. The Exchange Offer will expire at 11:59 p.m. New York City time on February 12, 2016, unless extended.
The Exchange Offer is being made, and the New Notes will be issued, only to holders of Existing Notes that are (i) “qualified institutional buyers” as that term is defined in Rule 144A under the Securities Act, or QIBs, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, (ii) institutional investors which are “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act or (iii) not a “U.S. Person” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act. Documents relating to the Exchange Offer will only be distributed to holders of outstanding Existing Notes that have returned a certification letter to us that they are eligible to participate in the Exchange Offer.

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Holders of outstanding Existing Notes who wish to receive a copy of the eligibility letter for the Exchange Offer may contact D.F. King & Co., Inc. toll free at (800) 591-8269, (212) 269-5550 (banks and brokerage firms), e-mail at cas@dfking.com or via the following website: www.dfking.com/cas. The New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws.
This press release is not an offer to sell, nor a solicitation of an offer to buy, the New Notes in the United States or elsewhere. The New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Exchange Offer is made only by, and pursuant to, the terms set forth in the related offering memorandum and consent solicitation. The Exchange Offer is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 42 service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.
Cautionary Statements Regarding Forward-Looking Information
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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